As filed with the Securities and Exchange Commission on July 27, 2007

                                                    Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	94−6181186
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

410 Park Avenue, 14th Floor
New York, NY 10022
(Address of Principal Executive Offices)

CAPITAL TRUST, INC.
2007 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Copies of all communications to:
John R. Klopp
Chief Executive Officer	Michael L. Zuppone, Esq.
Capital Trust, Inc.	Paul, Hastings, Janofsky & Walker LLP
410 Park Avenue, 14th Floor	75 East 55th Street
New York, NY 10022	New York, NY 10022
(Name and address of agent for service)	Telephone: (212) 318−6000

(212) 655−0220
(Telephone number, including area code, of agent for service)

___________________________________________________________________

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per share(1)	offering price(1)	registration fee

class A common stock,
par value $0.01 per share                                         700,000 shares(2)                                                    $ 32.16                                                                      $22,512,000                                                               $691.12

(1)  In accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the price of the securities has been estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the registrant's class A common stock as reported on the New York Stock Exchange on July 25, 2007 (a date within 5 business days prior to the date of filing this registration statement).

(2)  Pursuant to Rule 416 under the Securities Act, this registration statement also covers a presently indeterminate number of additional shares of the registrant’s class A common stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.
==================================================================================================================================================================================

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S−8 will be sent or given to participants of the Capital Trust, Inc. 2007 Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement and made a part hereof by this reference:

1.  The registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007, as filed with the Commission on May 1, 2007 (SEC File No. 001-14788);

2.  The registrant’s definitive proxy statement as filed with the Commission on April 30, 2007 (SEC File No. 001-14788);

3.  The registrant’s annual report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on February 28, 2007 (SEC File No. 001-14788);

4.  The registrant’s current reports on Form 8-K, as filed with the Commission on June 12, 2007, June 7, 2007, March 30, 2007, March 26, 2007, March 23, 2007, February 27, 2007, February 21, 2007, February 16, 2007, and February 13, 2007 (SEC File No. 001-14788); and

5.  The description of the registrant’s class A common stock contained in the registrant’s current report on Form 8-K, as filed with the Commission on July 10, 2003 (SEC File No. 001-14788), including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of the registrant’s current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

You may contact the registrant to request copies of these filings as follows:

Capital Trust, Inc.
410 Park Avenue
14th Floor
 New York, NY 10222

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.  The registrant's charter contains such a provision eliminating such liability to the maximum extent permitted under Maryland law.

         The registrant's charter authorizes the registrant, to the maximum extent permitted under Maryland law, to obligate itself to indemnify any present or former director or officer or any  individual  who, while a director or officer of the registrant and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture,  trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of the registrant and to pay or reimburse such person's reasonable expenses  in advance of final disposition of a proceeding. The registrant's bylaws obligate the registrant, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any  individual who, while a director or officer of the registrant and at the request of the registrant, serves or has served another corporation, real estate  investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her  status as a present or former  director or officer of the registrant and to pay or reimburse such person's reasonable expenses in advance of final disposition of a proceeding.  The charter and bylaws also permit the registrant to indemnify and advance expenses to any person who served a predecessor of the registrant in any of the capacities described above and any employee or agent of the registrant or a predecessor of the registrant.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the registrant's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.  Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable  expenses actually  incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the  corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by such director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately  determined that the standard of conduct was not met.

         The registrant maintains a "claims-made" directors and officers liability insurance policy that insures directors and officers of the registrant against loss from claimed insured wrongful acts. The policy limit of liability is $10,000,000 each policy year and is subject to retentions for each loss of $100,000, or $500,000 with respect to securities laws related losses, for the registrant.

 Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1
Capital Trust, Inc. 2007 Long-Term Incentive Plan (filed as Exhibit 10.1 to the registrant’s current report on Form 8-K (SEC File No. 001-14788) filed on June 12, 2007 and incorporated herein by reference)

5.1	Opinion of Venable LLP regarding the legality of the securities being registered hereunder
23.1	Consent of Ernst & Young LLP, independent registered public accountants
23.2	Consent of Venable LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)

Item 9.  Undertakings

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424 (b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 239.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424 (b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 27, 2007.

CAPITAL TRUST, INC.

By:	/s/ John R. Klopp
Name: John R. Klopp
Title: Chief Executive Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Klopp and Geoffrey G. Jervis, and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of Capital Trust, Inc.), to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Samuel Zell Samuel Zell	Chairman of the Board	July 27, 2007

/s/ John R. Klopp John R. Klopp	Director, Chief Executive officer and President (principal executive officer)	July 27, 2007

/s/ Geoffrey G. Jervis Geoffrey G. Jervis	Chief Financial Officer (principal financial and accounting officer)	July 27, 2007

/s/ Thomas E. Dobrowski Thomas E. Dobrowski	Director	July 27, 2007

/s/ Martin L. Edelman Martin L. Edelman	Director	July 27, 2007

/s/ Craig M. Hatkoff Craig M. Hatkoff	Director	July 27, 2007

/s/ Edward S. Hyman Edward S. Hyman	Director	July 27, 2007

/s/ Henry N. Nassau Henry N. Nassau	Director	July 27, 2007

/s/ Joshua A. Polan Joshua A. Polan	Director	July 27, 2007

/s/ Lynne B. Sagalyn Lynne B. Sagalyn	Director	July 27, 2007

INDEX TO EXHIBITS

4.1
Capital Trust, Inc. 2007 Long-Term Incentive Plan (filed as Exhibit 10.1 to the registrant’s current report on Form 8-K (SEC File No. 001-14788) filed on June 12, 2007 and incorporated herein by reference)

5.1	Opinion of Venable LLP regarding the legality of the securities being registered hereunder
23.1	Consent of Ernst & Young LLP, independent registered public accountants
23.2	Consent of Venable LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)